Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following sets forth certain unaudited pro forma condensed combined financial data giving effect to the RSI Acquisition (defined below), the issuance and sale of $350.0 million in 6.0% senior notes due 2023 (“the 2023 notes”) and the use of cash on hand (including cash generated from certain land banking arrangements) to finance the RSI Acquisition and to pay related fees and expenses. The unaudited pro forma condensed combined financial data set forth below has been presented for informational purposes only and should not be relied upon for purposes of making any investment or other decisions. The pro forma condensed combined balance sheet as of March 31, 2018 has not been presented as the transaction had already been reflected in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018. The presented pro forma data is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the RSI Acquisition been completed as of the dates indicated, and our operating results may have been materially different from those reflected in the pro forma information below. In addition, the unaudited pro forma condensed combined financial data does not purport to project the future financial position or operating results of William Lyon Homes (the “Company”) following the consummation of the RSI Acquisition, and therefore should not be relied upon as an indication of the operating results that we would have achieved if the RSI Acquisition had occurred at the beginning of the periods presented or the future results that we may achieve after the RSI Acquisition. In addition, as described below, the unaudited pro forma condensed combined financial statements presented herein reflect only the financial results and operations of RSI Communities, and do not reflect the financial results and operations of the Legacy Assets, and thus should not be relied upon as an indication of the pro forma operating results giving effect to both the RSI Acquisition and the acquisition of the Legacy Assets, or the results that we may achieve in the future resulting therefrom. There were no material transactions between the Company and RSI Communities (defined below) during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2018 assumes that the RSI Acquisition took place on January 1, 2017.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2017 assumes that the RSI Acquisition took place on January 1, 2017.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 assumes that the RSI Acquisition took place on January 1, 2017.
The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the RSI Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of the Company for the applicable periods, and RSI Communities for the applicable periods:

•	historical financial statements of the Company for the year ended December 31, 2017 and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

•
historical unaudited financial statements of the Company as of March 31, 2018 and for the three months ended March 31, 2018 and 2017 and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018; and

•
historical financial statements of RSI Communities for the year ended December 31, 2017 and the related notes included in RSI Communities’ audited combined financial statements for the year ended December 31, 2017, included as a portion of Exhibit 99.1 to the Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial data has been prepared using the acquisition method of accounting under GAAP. The Company has been treated as the acquirer in the RSI Acquisition for accounting purposes. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2018
(in thousands, except per share data)

	Historical
	William Lyon Homes	RSI Communities	Pro Forma Adjustments		Pro Forma Combined
Operating revenue
Home sales	$372,385	$28,232	$—		$400,617
Construction services	983	—	12,203	(1)	13,186
	373,368	28,232	12,203		413,803
Operating costs
Cost of sales — homes	(307,308)	(21,573)	(2,481)	(2)	(331,362)
Construction services	(983)	—	(10,357)	(1)	(11,340)
Sales and marketing	(22,693)	(2,042)	—		(24,735)
General and administrative	(24,521)	(3,727)	(1,846)	(1)	(30,094)
	—	—	1,339	(4)	1,339
Transaction expenses	(3,130)	—	—		(3,130)
Other	(298)	—	—		(298)
	(358,933)	(27,342)	(13,345)		(399,620)
Operating income	14,435	890	(1,142)		14,183
Equity in income of unconsolidated joint ventures	932	—	—		932
Other income, net	35	—	—		35
Income before provision for income taxes	15,402	890	(1,142)		15,150
Provision for income taxes	(2,814)	—	46	(3)	(2,768)
Net income	12,588	890	(1,096)		12,382
Less: Net income attributable to noncontrolling interests	(4,260)	—	—		(4,260)
Net income available to common stockholders	$8,328	$890	$(1,096)		$8,122
Income per common share:
Basic	$0.22				$0.21
Diluted	$0.21				$0.20
Weighted average common shares outstanding:
Basic	37,931,256				37,931,256
Diluted	39,855,683				39,855,683

See accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2017
(in thousands, except per share data)

	Historical
	William Lyon Homes	RSI Communities	Pro Forma Adjustments		Pro Forma Combined
Operating revenue
Home sales	$258,854	$—	$—		$258,854
Construction services	—	—	11,624	(1)	11,624
	258,854	—	11,624		270,478
Operating costs
Cost of sales — homes	(218,455)	406	—		(218,049)
Construction services	—	—	(10,028)	(1)	(10,028)
Sales and marketing	(14,705)	(145)	—		(14,850)
General and administrative	(18,946)	(1,492)	(1,596)	(1)	(22,034)
	—	—	1,152	(4)	1,152
Other	(440)	—	—		(440)
	(252,546)	(1,231)	(10,472)		(264,249)
Operating income	6,308	(1,231)	1,152		6,229
Equity in income of unconsolidated joint ventures	249	—	—		249
Other income, net	345	—	—		345
Income (loss) before extinguishment of debt	6,902	(1,231)	1,152		6,823
Loss on extinguishment of debt	(21,828)	—	—		(21,828)
Loss before benefit from income taxes	(14,926)	(1,231)	1,152		(15,005)
Benefit from income taxes	5,630	—	30	(3)	5,660
Net loss	(9,296)	(1,231)	1,182		(9,345)
Less: Net income attributable to noncontrolling interests	(704)	—	—		(704)
Net loss available to common stockholders	$(10,000)	$(1,231)	$1,182		$(10,049)
Loss per common share:
Basic	$(0.27)				$(0.27)
Diluted	$(0.27)				$(0.27)
Weighted average common shares outstanding:
Basic	36,908,320				36,908,320
Diluted	36,908,320				36,908,320

See accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2017
(in thousands, except per share data)

	Historical
	William Lyon Homes	RSI Communities	Pro Forma Adjustments		Pro Forma Combined
Operating revenue
Home sales	$1,795,074	$67,325	$—		$1,862,399
Construction services	1,454	—	57,382	(1)	58,836
	1,796,528	67,325	57,382		1,921,235
Operating costs
Cost of sales — homes	(1,478,549)	(52,125)	(5,236)	(2)	(1,535,910)
Construction services	(1,317)	—	(48,562)	(1)	(49,879)
Sales and marketing	(86,226)	(5,339)	—		(91,565)
General and administrative	(90,206)	(8,990)	(8,820)	(1)	(108,016)
	—	—	8,447	(4)	8,447
Other	(2,274)	—	—		(2,274)
	(1,658,572)	(66,454)	(54,171)		(1,779,197)
Operating income	137,956	871	3,211		142,038
Equity in income of unconsolidated joint ventures	3,661	—	—		3,661
Other income, net	895	(282)	—		613
Income before extinguishment of debt	142,512	589	3,211		146,312
Loss on extinguishment of debt	(21,828)	—	—		(21,828)
Income before provision for income taxes	120,684	589	3,211		124,484
Provision for income taxes	(62,933)	(27)	(1,254)	(3)	(64,214)
Net income	57,751	562	1,957		60,270
Less: Net income attributable to noncontrolling interests	(9,616)	—	—		(9,616)
Net income available to common stockholders	$48,135	$562	$1,957		$50,654
Income per common share:
Basic	$1.30				$1.37
Diluted	$1.24				$1.31
Weighted average common shares outstanding:
Basic	37,040,137				37,040,137
Diluted	38,663,667				38,663,667

See accompanying notes to the unaudited pro forma condensed combined financial statements, which are an integral part of these statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Description of Transaction
On March 9, 2018, the Company completed its acquisition of RSI Communities LLC (the "RSI Acquisition"), a Southern California- and Texas-based homebuilder pursuant to the Purchase and Sale Agreement (the “Purchase Agreement”) dated February 19, 2018 among William Lyon Homes, Inc., a California corporation and wholly-owned subsidiary of Parent ("California Lyon"), RSI Communities, RS Equity Management L.L.C., Class B Sellers of RSI Communities L.L.C., and RS Equity Management L.L.C., as the sellers’ representative for an initial cash purchase price of approximately $423 million, subject to working capital adjustments. Concurrently with the RSI Acquisition, the Company also completed the acquisition of three additional related real estate assets (the “Legacy Assets”), in each case pursuant to a separate asset purchase agreement, dated February 19, 2018, with each of RG Onion Creek, LLC, RSI Trails at Leander LLC and RSI Prado LLC (the “Asset Purchase Agreements” and, together with the Purchase Agreement, the “Acquisition Agreements”) for an aggregate initial cash purchase price of approximately $37 million, subject to working capital adjustments. Part of the acquired entities specific to the Southern California region now operate under the Company’s existing California segment. The remaining acquired entities now operate as a new segment of the Company in Texas, with core markets of Austin and San Antonio.
The unaudited pro forma condensed combined financial statements presented herein reflect only the financial results and operations of RSI Communities, and do not reflect the financial results and operations of the Legacy Assets.
On March 9, 2018, California Lyon completed its private placement with registration rights of 6.00% Senior Notes due 2023 (the "2023 Notes"), in an aggregate principal amount of $350 million. The 2023 Notes were issued at 100% of their aggregate principal amount. Parent, through California Lyon, used the net proceeds from the 2023 Notes offering to (i) together with cash generated from certain land banking arrangements, and cash on hand, to finance the RSI Acquisition and to pay related fees and expenses and (ii) to repay all of California Lyon's $150 million of the outstanding aggregate principal amount of the 5.75% Senior Notes due 2019.

2.	Basis of Presentation
The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting, and were based on the historical financial statements of the Company and RSI Communities. For the purposes of presenting this pro forma financial information, the three real estate assets that were included as part of the Asset Purchase Agreements have been excluded. The historical William Lyon Homes and RSI Communities columns in the unaudited pro forma condensed combined statement of operations represent the unaudited results for the three months ended March 31, 2018 and 2017, and the audited results for the year ended December 31, 2017.
The unaudited pro forma condensed combined statement of operations give effect to the Pro Forma adjustments (as described below) as if the acquisition of RSI Communities had occurred or had become effective as of January 1, 2017. The unaudited pro forma condensed combined financial statements presented herein reflect only the financial results and operations of RSI Communities, and do not reflect the financial results and operations of the Legacy Assets.
The unaudited pro forma condensed combined financial information is based on available information and certain assumptions that the Company believes are reasonable in the circumstances. The unaudited pro forma condensed combined financial information is for illustrative and informational purposes only and does not necessarily reflect the Company’s results of operations or financial condition had the pro forma transactions occurred at an earlier date. The unaudited pro forma condensed combined financial information also should not be considered representative of the Company’s future financial condition or results of operations.
Accounting standards require that the assets and liabilities of the acquired entity are recognized at their acquisition-date fair value. These standards also require that consideration transferred be measured at the closing date of the acquisition at the then-current market price.
GAAP defines the term “fair value”, and sets forth the valuation requirements for any asset or liability measured at fair value, and specifies a hierarchy of valuation techniques based on the inputs used to develop the fair value measures. Fair value is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under this definition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Many of these fair value measurements can be highly subjective, and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded as of the completion of the acquisition, primarily at their respective fair values and added to the existing assets and liabilities of the Company. Financial statements and reported results of operations of the Company issued after the completion of the acquisition will reflect these values, but will not be retroactively restated to reflect the historical financial position or results of operations of RSI Communities as of any date or for any period prior to the acquisition.

3.	Accounting Policies
The Company will continue to review RSI Communities’ accounting policies. As a result of the ongoing review, the Company may identify differences between the accounting policies of the two companies that could have a material impact on the combined pro forma financial statements. During the year ended December 31, 2017, the Company early adopted Accounting Standards Update (“ASU” No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”)). As of December 31, 2017, RSI Communities had not adopted ASU 2016-02 but there was no impact to the combined pro forma financial statements presented.
At this time, the Company is not aware of any other differences that would have a material impact on the combined pro forma financial statements. Other than stated above, the unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies between the two companies.

4.	Notes to Unaudited Pro Forma Condensed Combined Income Statement
(1)     Represents management fee income earned by RSI Communities that had been recorded as a reduction to General and administrative expense in RSI Communities’ Consolidated Financial Statements. As the Company presents these fees as a component of Construction services revenues in its financial statements, these amounts have been reclassified and presented gross herein.
(2)     Represents the incremental increase to Cost of sales – homes as a result of applying acquisition accounting to the net assets of RSI Communities, as well as the amortization of additional interest incurred and capitalized. Please see Note 5 – Cost of Sales.
(3)     Reflects the pro forma adjustment to record income taxes for the operations of RSI Communities and the pro forma adjustments for the periods presented. Please see Note 6 – Income taxes.
(4)     Elimination of RSI Communities corporate general & administrative expense, which includes salaries, benefits, and office lease payments based on completion of the acquisition.

5.	Cost of Sales
Cost of sales - homes has been adjusted to reflect the impact of the purchase price allocation of RSI Communities' inventory. During the first year subsequent to the transaction, the Company expects Cost of sales - homes on the acquired inventory of RSI Communities to be approximately 85.2% of Homebuilding revenue.
As a result of the net additional borrowings entered into in order to fund the transaction, the Company will incur approximately $12.4 million of incremental interest on an annual basis, based upon the interest rate in effect at issuance and assuming debt is outstanding for an entire year. As the Company anticipates that qualifying real estate projects under development will exceed total debt, the additional interest incurred will initially be capitalized to inventory in accordance with ASC topic 835 "Capitalization of Interest". The Company estimates that the amount of interest expensed through Cost of sales will approximate 4.3% of homebuilding revenues under the current interest capitalization model, which is included in the expected rate mentioned previously.
As such, for the three months ended March 31, 2018 and the year ended December 31, 2017, approximately $2.5 million and $5.2 million, respectively, are included as an increase to Cost of sales - homes in the unaudited pro forma condensed consolidated statements of operations.

6.	Income Taxes
As RSI Communities was not previously required to record a provision for income tax due to its organizational structure, the Company applied statutory tax rates to the pro forma adjusted income before taxes to compute pro forma Provision for income taxes that would have been recorded had RSI Communities been a part of the Company's consolidated operations during the three months ended March 31, 2018 and 2017, and year ended December 31, 2017. The pro forma adjustments are calculated below:

	Three months ended	Three months ended	Year ended
	March 31, 2018	March 31, 2017	December 31, 2017
RSI Adjusted Income Before Taxes*	$(252)	$(79)	$3,800
Applicable Statutory Rate	18.3%	(37.7)%	33.0%
Pro Forma Adjustment to Tax Provision (in thousands)	$(46)	$30	$1,254
* For the three months ended March 31, 2017, in which the Company recorded a loss before taxes, the loss incurred by the Company was also included in the calculation of RSI Communities' adjusted income before taxes.